Exhibit 3.1

Underwriting Agreement

May 14, 2014

Mitel Networks Corporation

350 Leggett Drive

Kanata, Ontario

Canada

K2K 2W7

Attention:	Steven E. Spooner
Chief Financial Officer

Arsenal Holdco I, S.a.r.l.

Arsenal Holdco II, S.a.r.l.

c/o Francisco Partners II, L.P.

One Letterman Drive

Building C – Suite 410

San Francisco, California 94129

Kanata Research Park Corporation

c/o 350 Leggett Drive

Kanata, ON K2K 2W7

Shen Capital Corporation

346 Riverview Drive,

North York, ON M4N 3E1

Attention:	Dr. Terence H. Matthews, Chairman, Kanata Research Park Paul Chiarelli, Chief Executive Officer, Kanata Research Park Corporation
Benjamin H. Ball, Partner, Francisco Partners Management, LLC Francis N. Shen, Chief Executive Officer, Shen Capital Corporation

CIBC World Markets Inc. and Cormark Securities Inc., as co-lead underwriters (the “Co-Lead Underwriters”), and Canaccord Genuity Corp., RBC Dominion Securities Inc. and TD Securities Inc. (together with the Co-Lead Underwriters, the “Underwriters”) understand that certain Shareholders identified in Schedule 1 hereto (the “Selling Shareholders”) of Mitel Networks Corporation (the “Corporation”) propose to sell an aggregate of 7,400,000 Common Shares (as hereinafter defined) (the “Firm Shares”) in the amounts set forth in Schedule 1. Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly, agree to purchase from the Selling Shareholders, in the respective percentages provided for in Article 14 hereof, and by their acceptance hereof the Selling Shareholders agree to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Shares at a price of $12.30 per Firm Share (the “Offering Price”), being an aggregate purchase price of $91,020,000. Unless otherwise indicated, all references herein to currency shall be to the lawful money of Canada.

Upon and subject to the terms and conditions contained herein, the Selling Shareholders hereby grant to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 1,110,000 Common Shares (the “Option Shares”) in the amounts set forth in Schedule 1 at a price of $12.30 per Option Share only to cover over-allotments, if any, made in connection with the sale of the Firm Shares. The Over-Allotment Option may be exercised in whole or in part at any time prior to 5:00 p.m., Ottawa time, on the 30th day after the Closing Date (as hereinafter defined) by written notice from the Co-Lead Underwriters on the Underwriters’ behalf to the Selling Shareholders and the Corporation, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, but not jointly, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Article 14 hereof.

In consideration of the Underwriters’ agreement to purchase the Firm Shares and to offer them to the public, which agreement will result from the acceptance of this offer by the Corporation and the Selling Shareholders, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Selling Shareholders agree to pay to the Underwriters at the Closing Time a fee (the “Underwriting Fee”) equal to 4.00% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters, being an aggregate fee with respect to the Firm Shares only of $3,640,800.

The services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided.

The agreement resulting from the acceptance of this underwriting agreement by the Corporation and the Selling Shareholders (herein referred to as “this Agreement”) shall be subject to the following additional terms and conditions:

ARTICLE I

Definitions

Section 1.1 In this Agreement:

“Aastra” means the former Aastra Technologies Limited, a corporation incorporated under the Canada Business Corporation Act which was amalgamated into the Corporation on January 31, 2014;

“Aastra Financial Information” means, collectively, the audited consolidated financial statements of Aastra as at December 31, 2013, December 31, 2012 and January 1, 2012 and for the years ended December 31, 2013 and 2012 including the auditors’ report and notes in respect thereof;

“Canadian Amended Preliminary Prospectus” means the amended and restated preliminary short form prospectus of the Corporation to be dated May 14, 2014 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Final Prospectus” means the final short form prospectus of the Corporation relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated May 13, 2014 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment to any of the foregoing;

“Canadian Selling Shareholders” means, collectively, Kanata Research Park Corporation, a corporation incorporated under the laws of Canada and Shen Capital Corporation, a corporation incorporated under the laws of the Province of Ontario;

“Canadian Securities Laws” means the securities acts or similar statutes of each of the Provinces and Territories and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder;

“Closing Date” means May 28, 2014 or such other date as the Co-Lead Underwriters, the Selling Shareholders and the Corporation may agree upon in writing, but in any event not later than June 20, 2014;

“Closing Time” means 8:30 a.m. (Ottawa time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Co-Lead Underwriters, the Selling Shareholders and the Corporation may agree upon;

“Co-Lead Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Common Shares” means the common shares in the capital of the Corporation;

“Corporation” has the meaning specified in the first paragraph of this Agreement;

“Disclosure Package” means the U.S. Amended Preliminary Prospectus and any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package;

“distribution” has the meaning attributed thereto under applicable Canadian Securities Laws;

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system;

“Effective Date” means the date and time that the Registration Statement becomes effective;

“Environmental Laws” shall mean any Canadian, United States and other applicable domestic, foreign, federal, provincial, state, local or municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Firm Shares” has the meaning specified in the first paragraph of this Agreement;

“Form F-10” means Form F-10 under the U.S. Securities Act;

“Form F-X” has the meaning specified in Section 2.1(e);

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“IFRS as issued by the IASB” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Initial Sale Time” means the time that the Registration Statement becomes effective, unless the Co-Lead Underwriters shall designate in writing to the Corporation another time as the initial sale time, in which case such designated time shall be the Initial Sale Time;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, of the Corporation;

“Lock-up Period” has the meaning specified in Section 7.2;

“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under applicable Canadian Securities Laws;

“material” or “materially”, when used in relation to the Corporation, means material in relation to the Corporation and its Subsidiaries taken as a whole;

“Material Subsidiaries” means a Subsidiary of the Corporation provided, however, such term shall not include a Subsidiary if the amount of the Corporation’s share (based on its percentage ownership of voting interests of such Subsidiary) of the total assets or total revenues of such Subsidiary does not exceed 10% of the consolidated assets of the Corporation or the consolidated revenues of the Corporation in each case as at March 31, 2014 and for the three-months ended March 31, 2014;

“Mitel Financial Information” means, collectively,

(a) the audited consolidated financial statements of the Corporation as at December 31, 2013, April 30, 2013 and April 30, 2012 and for the eight-month period ended December 31, 2013 and each of the three years in the period ended April 30, 2013, including the auditors’ report, schedules and notes in respect thereof; and

(b) the unaudited interim consolidated financial statements of the Corporation for the three-month periods ended March 31, 2014 and 2013, including the notes in respect thereof.

“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions adopted by the Securities Commissions in respect of short form prospectus distributions;

“NP 11-202” means National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Securities Commissions;

“Offering” means the offering of Common Shares contemplated herein;

“Offering Documents” means the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment;

“Offering Price” has the meaning specified in the first paragraph of this Agreement;

“Offered Shares” means the Firm Shares and the Option Shares, collectively;

“Option Closing Date” has the meaning specified in Section 9.2;

“Option Shares” has the meaning specified in the second paragraph of this Agreement;

“Over-Allotment Option” has the meaning specified in the second paragraph of this Agreement;

“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment, as the case may be;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 — Passport System adopted by the Securities Commissions (other than Ontario) and NP 11-202;

“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

“Principal Regulator” means the Ontario Securities Commission;

“Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus and other than merely by incorporation by reference of Subsequent Disclosure Documents;

“Provinces and Territories” means all of the provinces and territories of Canada, other than the Province of Quebec;

“Public Record” means all information filed by or on behalf of the Corporation with the Securities Commissions, including without limitation, all documents incorporated by reference in the Canadian Prospectuses and any other information filed with the Securities Commissions in compliance or intended compliance with any Canadian Securities Laws;

“Purchased Shares” means the Firm Shares and, if the Over-Allotment Option is exercised, also includes the Option Shares that the Underwriters elect to purchase pursuant to the exercise of the Over-Allotment Option;

“Registration Statement” means the registration statement on Form F-10 (File No. 195918) covering the registration of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date on which such registration statement becomes effective;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means the securities commissions or similar securities regulatory authorities in the Provinces and Territories;

“Securities Laws” means Canadian Securities Laws and U.S. Securities Laws;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firms” has the meaning specified in Section 5.1(a);

“Selling Shareholders” has the meaning specified in the first paragraph of this Agreement;

“Selling Shareholders Information” means the information and statements relating to the Selling Shareholders contained, and provided by any Selling Shareholder in writing to the Corporation or the Underwriters for inclusion, in any Offering Document or any amendment thereto, and shall be deemed to include only the name of such Selling Shareholder, the number of Common Shares owned by such Selling Shareholder (before and after the Offering), the number of Offered Shares to be sold by such Selling Shareholder and the information about such Selling Shareholder in the text corresponding to the footnote adjacent to such Selling Shareholder’s name on pages 11 and 12 in the Canadian Prospectuses and pages 13 and 14 in the U.S. Prospectuses;

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Corporation after the Execution Time which are, or are deemed to be, incorporated by reference into the Final Prospectuses or any Prospectus Amendment;

“Subsidiary” means a “subsidiary” as defined in the Canada Business Corporations Act or, with respect to an entity other than a corporation, means an entity in which the Corporation directly or indirectly owns not less than 50% of the voting, capital or income interests and, for the avoidance of doubt, includes each of the Corporation’s Subsidiaries that were formerly subsidiaries of Aastra;

“Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Underwriting Fee” has the meaning specified in the third paragraph of this Agreement;

“Underwriters Information” means the information and statements relating to the Underwriters contained, and provided by the Co-Lead Underwriters in writing to the Corporation for inclusion, in any Offering Document and any amendment thereto, provided that it is agreed that such information is limited to the information with respect to the Underwriters contained in the Preliminary Prospectuses and the Final Prospectuses in the paragraphs under the heading “Plan of Distribution” related to market-making, stabilizing and short-selling transactions;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Amended Preliminary Prospectus” means the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the registration statement filed pursuant to Section 2.1(b);

“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Prospectus Amendment to any of the foregoing;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.

Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws or the U.S. Exchange Act after the Effective Date of the Registration Statement or the issue date of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

ARTICLE II

Filing of Prospectuses

Section 2.1 The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a) the Corporation is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Provinces and Territories and the Ontario Securities Commission is the principal regulator for the Corporation under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b) the Corporation meets the general eligibility requirements for use of Form F-10;

(c) the Corporation has filed under and as required by Canadian Securities Laws the Canadian Preliminary Prospectus with each of the Securities Commissions and obtained a Passport Receipt therefor, a copy of which has been provided to the Underwriters;

(d) the Corporation has filed with the SEC a registration statement on Form F-10 (File No. 333-195918) covering the registration of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the U.S. Preliminary Prospectus;

(e) the Corporation has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Corporation on Form F-X in conjunction with the initial filing of the registration statement on Form F-10 referred to in Section 2.1(d) (the “Form F-X”);

(f) the Corporation shall, under Canadian Securities Laws,

(i) as soon as possible after the execution of this Agreement and in any event by noon (Ottawa time) on the business day following the date hereof and on a basis acceptable to the Underwriters, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii) as soon as possible thereafter and in any event by 5:00 p.m. (Ottawa time) on the business day following the date hereof, obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the Principal Regulator evidencing that a receipt for the Canadian Amended Preliminary Prospectus has been issued by the Securities Commissions in each of the Provinces and Territories;

(g) the Corporation shall, as soon as possible after the execution of this Agreement and in any event no later than noon (Ottawa time) on the business day following the date hereof and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multijurisdictional disclosure system an amendment to the registration statement on Form F-10 referred to in Section 2.1(d), including the U.S. Amended Preliminary Prospectus;

(h) the Corporation shall, under Canadian Securities Laws,

(i) as soon as possible after any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied and in any event by 4:30 p.m. (Ottawa time) on May 23, 2014 (or in any case, by such later date or dates as may be determined by the Co-Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, prepare and file the Canadian Final Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii) as soon as possible and in any event by 5:00 p.m. (Ottawa time) on May 23, 2014 obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the Principal Regulator evidencing that a receipt for the Canadian Final Prospectus has been issued by the Securities Commissions in each Province and Territory;

(i) the Corporation shall, immediately after the filing of the Canadian Final Prospectus but no later than 4:30 p.m. (Ottawa time) on May 23, 2014 (or in any case, by such later date or dates as may be determined by the Co-Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multijurisdictional disclosure system, a further amendment to the registration statement referred to in Section 2.1(d), including the U.S. Final Prospectus, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act;

(j) on the date of and upon filing of the Canadian Final Prospectus there will be no documents required to be filed under Canadian Securities Laws in connection with the distribution of the Offered Shares that will not have been filed as required; and

(k) the Firm Shares are listed, and as of the Closing Time will be listed, on the Toronto Stock Exchange and the Nasdaq Global Market.

Section 2.2 The Corporation agrees to allow the Underwriters and the Selling Shareholders, prior to the filing of the Offering Documents, to participate fully in the preparation of, and approve the form and content of, the Offering Documents and such other documents as may be required under the Securities Laws to qualify the distribution of the Offered Shares in the Provinces and Territories and in the United States, and to allow the Underwriters and the Selling Shareholders to conduct all due diligence which the Underwriters and the Selling Shareholders may reasonably require in order to:

(a) confirm the Public Record is accurate and current in all material respects;

(b) with respect to the Underwriters, fulfill the Underwriters’ obligations as underwriters; and

(c) enable the Underwriters and, if required under Canadian Securities Laws, the Selling Shareholders to responsibly execute the certificates in the Canadian Prospectuses required to be executed by the Underwriters and, if required, the Selling Shareholders.

Section 2.3 After the date of the Final Prospectuses and until the conclusion of the distribution of the Offered Shares, the Corporation shall take or cause to be taken all steps as may be from time to time necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the distribution of the Offered Shares in each of the Provinces and Territories and in the United States; provided, however, that with respect to state securities law qualifications in the United States, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

ARTICLE III

Delivery of the Prospectuses and Related Documents

Section 3.1 The Corporation shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:

(a) prior to or contemporaneously with the filing with the Securities Commissions of each of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, copies of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, signed as required by Canadian Securities Laws;

(b) prior to or contemporaneously with the filing thereof with the SEC copies of the Registration Statement, including the prospectus contained therein, and each amendment thereto, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(c) as soon as available, copies of any Prospectus Amendment required to be filed under any Canadian Securities Laws, signed as required by Canadian Securities Laws, and any amendment to the Registration Statement;

(d) as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Prospectuses, the U.S. Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on EDGAR or SEDAR or previously delivered to the Underwriters; and

(e) at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment, as the case may be, a comfort letter from each of the Corporation’s auditors and Aastra’s auditors, in each case, addressed to the Underwriters and dated the date of the Canadian Final Prospectus or the Prospectus Amendment, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to the Corporation and its Subsidiaries or relating to Aastra and its Subsidiaries, as applicable, contained in any such document, the Registration Statement, the Disclosure Package and the U.S. Final Prospectus or incorporated by reference therein, which comfort letter shall, in each case, be based on a review having a cut-off date not more than two business days prior to the date of such letter. Such letter shall also state, in each case, that such auditors are independent public accountants within the meaning of Canadian Securities Laws and the U.S. Securities Act and the rules and regulations thereunder.

Section 3.2 The delivery to the Underwriters of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus shall constitute a representation and warranty to the Underwriters by the Corporation that:

(a) the information and statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as the case may be (except the Underwriters Information) constitutes full, true and plain disclosure of all material facts relating to the Corporation and the Offered Shares; and

(b) the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, as the case may be, does not contain a misrepresentation within the meaning of Canadian Securities Laws.

Such delivery shall also constitute the consent of the Corporation and the Selling Shareholders to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus by the Underwriters in connection with the distribution of the Offered Shares in the Provinces and Territories and elsewhere outside the United States provided such use outside the United States is permitted pursuant to Section 5.1(b).

Section 3.3 The Corporation hereby represents, warrants and covenants to the Underwriters as follows:

(a) the documents incorporated by reference in the Canadian Prospectuses, when they were filed with the Securities Commissions or the SEC, as applicable, conformed in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable; and any further documents incorporated by reference in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable;

(b) on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time, the U.S. Final Prospectus will conform in all material respects with the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act; on the date first filed the Canadian Preliminary Prospectus conformed, and on the date first filed the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Prospectus Amendment will, and at the Closing Time the Canadian Final Prospectus, as amended will, conform in all material respects with the applicable requirements of Canadian Securities Laws; each of the Registration Statement as of the Effective Date and the U.S. Final Prospectus as of its filing date and as of the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters Information;

(c) as of the date of this Agreement, as of the Initial Sale Time and as of the Closing Time, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Underwriters Information;

(d) at the earliest time after the filing of the U.S. Preliminary Prospectus that the Corporation or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the U.S. Securities Act) of the Offered Shares, the Corporation will not be an Ineligible Issuer (as defined in Rule 405 of the U.S. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 of the U.S. Securities Act that it is not necessary that the Corporation be considered an Ineligible Issuer; provided that the Co-Lead Underwriters have notified the Corporation of the earliest time that an offering participant made a bona fide offer of the Offered Shares; and

(e) each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses or the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Corporation will notify promptly the Co-Lead Underwriters so that any use of the U.S. Prospectuses and the Disclosure Package may cease until it is amended or supplemented.

ARTICLE IV

Commercial Copies of Prospectuses

Section 4.1 The Corporation shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the second business day following the date hereof, at offices designated by the Underwriters, such number of commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than 8:00 p.m. (Ottawa time) on the date hereof. The Corporation shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

Section 4.2 The Corporation shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the business day following the date of the filing of the Canadian Final Prospectus with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Corporation plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Corporation shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

Section 4.3 The Corporation shall from time to time deliver to the Underwriters, as soon as practicable at the offices in such cities designated by the Underwriters pursuant to Sections 4.1 or 4.2, the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Prospectuses or the U.S. Prospectuses and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request.

ARTICLE V

Distribution of Common Shares

Section 5.1 Each of the Underwriters covenants and agrees with the Corporation and the Selling Shareholders:

(a) to offer the Offered Shares for sale to the public in Canada and the United States, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with all applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(b) to offer the Offered Shares for sale to the public outside of Canada and the United States, directly and through other Selling Firms, only in compliance with all applicable laws and regulations, provided such offers do not require the Corporation to comply with the registration, prospectus, continuous disclosure filing or other similar requirements under the laws of such jurisdictions, in each jurisdiction into and from which they may offer or sell the Offered Shares, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(c) they will not make use of any “marketing materials” or “standard term sheet” (within the meaning of applicable Canadian Securities Laws) in respect of the Corporation and the Offering without the approval of the Corporation and the Selling Shareholders, acting reasonably, provided that the approval of the Corporation and the Selling Shareholders shall be deemed to have been given in respect of the term sheet included in Annex D hereto;

(d) to use all reasonable efforts to complete and to cause the Selling Firms to complete the distribution of the Offered Shares as soon as possible after the Closing Time.

Section 5.2 The Underwriters may offer the Offered Shares at a price less than the Offering Price in compliance with Securities Laws and, specifically in the case of any Offered Shares offered in the Provinces and Territories, the requirements of NI 44-101 and the disclosure concerning the same which is contained in the Canadian Prospectuses.

Section 5.3 For the purposes of this Article 5, the Underwriters shall be entitled to assume that the distribution of the Offered Shares is qualified in each of the Provinces and Territories and that the Offered Shares are registered under U.S. federal securities laws after receipt by the Co-Lead Underwriters of notification from the Corporation’s counsel that a Passport Receipt for the Canadian Final Prospectus has been issued and that the Registration Statement has been declared effective, as applicable, unless the Underwriters receive notice to the contrary from the Corporation or any applicable securities regulatory authority.

Section 5.4 No Underwriter will be liable to the Corporation under this Article 5 with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter) or the Corporation under this Agreement if the Underwriter first mentioned is not itself in violation.

Section 5.5 The Co-Lead Underwriters will notify the Corporation when, in their opinion, the Underwriters have ceased distribution of the Offered Shares and shall, as soon as practicable, provide the Corporation with a breakdown of the number of Offered Shares distributed in each of the Provinces and Territories where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.

Section 5.6 No Underwriter will make any representations or warranties with respect to the Corporation, the Selling Shareholders or the Offered Shares other than as set forth in this Agreement, the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, or any Prospectus Amendment, as applicable.

ARTICLE VI

Material Changes

Section 6.1 During the period from the date hereof until the completion of the distribution of the Offered Shares and at any time when a prospectus relating to the Offered Shares is required to be delivered under the U.S. Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the U.S. Securities Act), (i) the Selling Shareholders (as to Selling Shareholders Information and with respect to (a) and (b) directly below only) shall promptly notify the Corporation and the Underwriters, and (ii) the Corporation shall promptly notify the Underwriters and the Selling Shareholders in writing, with full particulars of:

(a) any change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation or any of its Subsidiaries; or

(b) any change in any matter covered by a statement contained in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(c) any other event or circumstance in respect of the Corporation or its Subsidiaries of which it is aware and which:

(i) is, or may be, of such a nature as to render the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying with any Canadian Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Common Shares, or

(ii) results in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in the light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus to comply with the requirements of the U.S. Securities Act and the published rules and regulations thereunder.

The Corporation and the Selling Shareholders, as applicable, shall in good faith discuss with the Co-Lead Underwriters on behalf of the Underwriters, any change, event or circumstance (actual or proposed within the knowledge of the Corporation or the Selling Shareholders, as applicable) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 6.2 below.

Section 6.2 The Corporation shall promptly comply to the reasonable satisfaction of the Underwriters, the Selling Shareholders and their respective counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in Section 6.1 above and shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Corporation shall allow the Underwriters, the Selling Shareholders and their respective counsel to participate fully in the preparation of any such Subsequent Disclosure Document, Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters and, if required under Canadian Securities Laws, the Selling Shareholders to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters and the Selling Shareholders shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to the Underwriters and their counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, in the English and French languages, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in Section 4.1 hereof, as well as letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement substantially similar to those referred to in Section 3.1(e) above.

Section 6.3 The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Corporation, with respect to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of Section 3.2 above. Such delivery shall also constitute the consent of the Corporation and the Selling Shareholders to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, by the Underwriters in connection with the distribution of the Offered Shares in the Provinces and Territories and elsewhere outside the United States and to the use of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus, as amended, by the Underwriters in connection with the offer and sale of the Offered Shares in the United States.

Section 6.4 During the period commencing on the date hereof and ending on the completion of the distribution of the Offered Shares, the Corporation will promptly inform the Underwriters and the Selling Shareholders of the full particulars of:

(a) any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Record or for any additional information;

(b) the issuance by any Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; or

(c) the receipt by the Corporation of any communication from any Securities Commission, the SEC, the Toronto Stock Exchange, the Nasdaq Global Market or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or any other part of the Public Record or the distribution of the Offered Shares.

ARTICLE VII

Representations, Warranties and Covenants

Section 7.1 The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a) each of the Corporation and its Subsidiaries has been duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate authority and power to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own or lease its assets;

(b) the Corporation has no Material Subsidiaries other than Mitel Networks Inc., Mitel Networks Ltd., Aastra France SA and Aastra Telecom Schweiz AG;

(c) each of the Corporation and its Material Subsidiaries is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business except where the failure to be so qualified would not reasonably be expected to materially adversely affect the condition, financial or otherwise, or the earnings, operations, assets, liabilities, share capital, business affairs or business prospects of the Corporation and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”);

(d) the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement by the Corporation or any of the transactions contemplated hereby, does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under or create any lien, security interest or encumbrance on its properties or assets under, any term or provision of the articles, by laws or resolutions of the Corporation, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any of its Subsidiaries is a party or by which it or they are bound, or any judgment, decree, order, statute, Rule or regulation applicable to the Corporation, which default or breach would reasonably be expected to result in a Material Adverse Effect;

(e) the Corporation has full corporate power and authority to enter into this Agreement, and to perform its obligations set out herein and this Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms subject to the general qualifications that:

(i) enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally;

(ii) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court; and

(iii) rights of indemnity contained in this Agreement may be limited under applicable law;

(f) no consent, approval, authorization, order, permit, license, filing, regulation, clearance or qualification of any court or governmental agency, body or regulator is required in connection with the transactions contemplated by this Agreement except such as have been obtained under applicable Securities Laws;

(g) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, there has not been any material adverse change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation and its Subsidiaries, taken as a whole, from the position set forth in the Mitel Financial Information as at and for the eight-month period ended December 31, 2013;

(h) the Mitel Financial Information presents fairly in all material respects the financial condition, results of operations and cash flows of the Corporation on a consolidated basis as of the dates and for the periods indicated, complies as to form with the applicable accounting requirements of applicable Canadian Securities Laws and the U.S. Securities Act and has been prepared in conformity with United States generally accepted accounting principles; the supporting schedules present fairly in accordance with United States generally accepted accounting principles the information required to be stated therein;

(i) to the best of the Corporation’s knowledge, the Aastra Financial Information presents fairly in all material respects the financial condition, results of operations and cash flows of Aastra on a consolidated basis as of the dates and for the periods indicated, complies as to form with the applicable accounting requirements of applicable Canadian Securities Laws and the U.S. Securities Act and has been prepared in conformity with IFRS as issued by the IASB;

(j) the unaudited pro forma financial information and the related notes included or incorporated by reference in the Offering Documents includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial information included or incorporated by reference in the Offering Documents; the unaudited pro forma financial information included or incorporated by reference in the Offering Documents complies as to form in all material respects with the applicable accounting requirements of applicable Canadian Securities Laws and Regulation S-X under the U.S. Securities Act; such unaudited pro forma financial statements have been prepared in conformity with United States generally accepted accounting principles; the unaudited pro forma financial information does not contain any untrue statement of material fact or omit to state any material assumption or qualification or fact necessary to be stated therein in order that such information is not misleading;

(k) the description of the assets and liabilities of the Corporation and its Subsidiaries, taken as a whole, set forth in the Mitel Financial Information fairly presents, in accordance with United States generally accepted accounting principles consistently applied, the financial position and condition of the Corporation and its Subsidiaries, taken as a whole, as at the dates thereof and reflects all material liabilities (absolute, accrued, contingent or otherwise) of the Corporation and its Subsidiaries, as at the dates thereof;

(l) to the best of the Corporation’s knowledge, the description of the assets and liabilities of Aastra and its Subsidiaries, taken as a whole, set forth in the Aastra Financial Information fairly presents, in accordance with IFRS as issued by the IASB consistently applied, the financial position and condition of Aastra and its Subsidiaries, taken as a whole, as at the dates thereof and reflects all material liabilities (absolute, accrued, contingent or otherwise) of Aastra and its Subsidiaries, as at the dates thereof;

(m) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any of its Subsidiaries at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would result in a Material Adverse Effect;

(n) except as otherwise disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, since December 31, 2013, neither the Corporation nor any of its Subsidiaries has incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction which is or may be material to the Corporation and its Subsidiaries, taken as a whole;

(o) the information and statements set forth in the Public Record were true, correct, and complete and did not contain any misrepresentation, as of the date of such information or statements;

(p) the Corporation is a “reporting issuer” or has equivalent status in each of the Provinces and Territories within the meaning of Canadian Securities Laws in such Provinces and Territories and the Corporation has not received any correspondence or notice from a Securities Commission concerning a review of any of the Corporation’s continuous disclosure documents in respect of which any matters remain outstanding;

(q) Deloitte LLP, who have audited or reviewed the Mitel Financial Information, including supporting schedules, and delivered their reports with respect to the audited Mitel Financial Information, are independent chartered accountants with respect to the Corporation within the meaning of applicable Canadian Securities Laws and independent public accountants within the meaning of the U.S. Securities Act and the rules and regulations thereunder;

(r) KPMG LLP, who have audited or reviewed the Aastra Financial Information and delivered their reports with respect to the audited Aastra Financial Information, are independent chartered accountants with respect to Aastra within the meaning of applicable Canadian Securities Laws and independent public accountants within the meaning of the U.S. Securities Act and the rules and regulations thereunder;

(s) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and each of its Subsidiaries has filed all domestic, foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty as would not result in a Material Adverse Effect;

(t) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no labour problem or dispute with the employees of the Corporation or any of its Subsidiaries exists or is threatened or imminent and the Corporation is not aware of any existing or imminent labour disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, in each case that would result in a Material Adverse Effect;

(u) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Corporation or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Corporation and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Corporation or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Corporation nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect;

(v) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no Subsidiary of the Corporation is currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on such Subsidiary’s capital stock or other ownership interest, from repaying to the Corporation any loans or advances to such Subsidiary from the Corporation or from transferring any of such Subsidiary’s property or assets to the Corporation or any other Subsidiary of the Corporation, except as such restrictions or dividends, loans or advances would not, individually or in the aggregate, have a Material Adverse Effect;

(w) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Corporation nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect;

(x) the Corporation maintains a system of internal control over financial reporting in accordance with criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control Integrated Framework (1992)”, has assessed the effectiveness of those controls, and based on this assessment has determined that as of December 31, 2013 the Corporation maintains effective internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(y) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and its Subsidiaries are (i) in compliance with Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect;

(z) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, each of the Corporation and its Subsidiaries has fulfilled, in all material respects, all obligations under all pension and retirement plans, health and welfare plans, profit sharing and other savings and employee plans in which employees of the Corporation and its Subsidiaries are eligible to participate and each such plan is in compliance and has been administered in all material respects with all applicable laws; to the knowledge of the Corporation, no event has occurred which could give rise to a partial or full termination of any such plan, no improper withdrawals or application of plan assets have been made, no governmental authority has imposed any restrictions on the payment or settlement of benefits under such plans, all such plans are fully funded or secured to the extent required by applicable law, except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, and no events have occurred which could give rise to immediate or accelerated funding of such plans; the Corporation and its Subsidiaries have not received any claim or demand in respect of any employee plan and no claims are anticipated which would, singly or in the aggregate, have a Material Adverse Effect;

(aa) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and each Subsidiary has good and sufficient title to all items of real property and improvements and to all equipment and personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, duties, claims and other defects, except such as do not materially interfere with the use made or proposed to be made of such property by the Corporation or such Subsidiary and the real property, improvements, equipment and personal property held under lease by the Corporation or any Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Corporation or such Subsidiary;

(bb) the Corporation and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Corporation’s business; except as set forth in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, (i) there are no rights of third parties to any such Intellectual Property, except for any rights that may exist that would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others challenging the Corporation’s rights in or to any such Intellectual Property, and the Corporation is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Corporation is unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others that the Corporation infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Corporation is unaware of any other fact which would form a reasonable basis for any such claim except such actions, suits, proceedings or claims in (iii), (iv) or (v) above that would not, individually or in the aggregate, have a Material Adverse Effect;

(cc) the Corporation is authorized to issue an unlimited number of Common Shares of which, as at April 30, 2014, 98,967,671 Common Shares were issued and outstanding, all of which Common Shares are issued as fully paid and non-assessable, and an unlimited number of preferred shares, none of which are issued and outstanding as at the date hereof;

(dd) all of the Purchased Shares have been duly and validly issued as fully paid and non-assessable shares of the Corporation;

(ee) except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package and as provided for herein and under the Corporation’s 2006 Equity Incentive Plan and 2014 Equity Incentive Plan, no person currently has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants) for the purchase, subscription or issuance of Common Shares; and except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no person has the right to require the Corporation or any of its Subsidiaries to qualify or register any securities for sale under Canadian Securities Laws or the U.S. Securities Act by reason of the filing of the Canadian Prospectuses or the U.S. Prospectuses with any Securities Commission or the SEC or the filing of the Registration Statement with the SEC or the issuance and sale of the Offered Shares;

(ff) no Securities Commission or similar regulatory authority or the Toronto Stock Exchange or the Nasdaq Global Market or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened and the Corporation is not in material default of any requirement of Securities Laws;

(gg) the issued and outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange and the Nasdaq Global Market;

(hh) Computershare Investor Services Inc. has been duly appointed as transfer agent and registrar for the Common Shares in Canada and Computershare Trust Company NA has been duly appointed as co-transfer agent and co-registrar for the Common Shares in the United States;

(ii) the Corporation is not an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

(jj) the Corporation has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the U.S. Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Offered Shares;

(kk) there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Final Prospectuses or the Disclosure Package or to be filed as an exhibit thereto, which will not be described or filed as required; and the statements contained in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package under the headings “Certain Canadian Federal Income Tax Consideration”, “Certain U.S. Federal Income Tax Considerations for U.S. Residents” and “Share Capital” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, will be accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects;

(ll) the Corporation will promptly file all reports required to be filed by it with the Securities Commissions under applicable Canadian Securities Laws, and with the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the U.S. Securities Act) in connection with the offering or sale of the Offered Shares, and during such same period will notify the Co-Lead Underwriters, promptly after it receives notice thereof, of the issuance by the Securities Commissions or the SEC of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Shares, of the suspension of the qualification of the Offered Shares for offering or sale in any of the Provinces and Territories and the United States, of the initiation or threat, to the knowledge of the Corporation, of any proceeding for any such purpose, or of any request by the Securities Commissions or the SEC for the amending or supplementing of the Canadian Prospectuses, the Registration Statement or the U.S. Prospectuses or for additional information relating to the Offered Shares; and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

(mm) the Corporation will timely file such reports pursuant to the U.S. Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act;

(nn) none of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) and the Corporation and, to the knowledge of the Corporation, its affiliates have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(oo) the operations of the Corporation and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Corporation or any of its Subsidiaries does business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties, assets or operations (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any such arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency involving the Corporation or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened; and

(pp) none of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

Section 7.2 Except as contemplated by this Agreement, during the period commencing on the date hereof and ending on the date which is 90 days from the Closing Date contemplated hereunder (the “Lock-Up Period”), the Corporation will not, without the prior written consent of the Co-Lead Underwriters, which consent shall not be unreasonably withheld, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any Common Shares, or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its intention to do so or file a prospectus or registration statement with a Securities Commission or the SEC in respect thereof, except pursuant to the Corporation’s 2006 Equity Incentive Plan, 2014 Equity Incentive Plan or any other compensation plan in effect on the date hereof, provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Corporation releases earnings results or publicly announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Corporation publicly announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Co-Lead Underwriters waive, in writing, such extension; the Corporation will provide the Co-Lead Underwriters with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

Section 7.3 Unless the Corporation and the Co-Lead Underwriters otherwise agree in writing, none of the Corporation, any Selling Shareholders nor any Underwriter has made and none of them will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Annex D hereto and in respect of any electronic roadshow furnished to the Co-Lead Underwriters prior to first use and not objected to by the Co-Lead Underwriters. Any such Free Writing Prospectus consented to by the Co-Lead Underwriters or the Corporation is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Corporation agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus.

ARTICLE VIII

Representations, Warranties and Covenants of the Selling Shareholders

Section 8.1 Each of the Selling Shareholders severally represents, warrants and covenants to and with the Underwriters, and acknowledges that the Underwriters are relying thereon in connection with the purchase by the Underwriters of the Offered Shares, that:

(a) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Offered Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Shares to be sold by such Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Shareholder;

(b) the execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Offered Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency except, in the case of (i) and (iii), where such violations would not, individually or in the aggregate, have a material adverse effect on such Selling Shareholder’s ability to perform its obligations hereunder; provided that no representation or warranty is made in this paragraph (b) with respect to the anti-fraud provisions of the Securities Laws;

(c) such Selling Shareholder has beneficial ownership of the Offered Shares to be sold at the Closing Date by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims (except for any such claims arising under this Agreement); such Selling Shareholder will have, immediately prior to the Closing Date, beneficial ownership of the Offered Shares to be sold at the Closing Date by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and has all legal authority to cause good and valid title to such Offered Shares, free and clear of all liens, encumbrances, equities or adverse claims, to pass to the Underwriters;

(d) such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Shares;

(e) the Disclosure Package, at the Initial Sale Time did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder’s representation under this Section 8.1(e) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any Selling Shareholders Information relating to such Selling Shareholder;

(f) the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as at their respective times of filing did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder’s representation under this Section 8.1(f) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any Selling Shareholders Information relating to such Selling Shareholder;

(g) other than the Registration Statement, the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than the documents listed on Annex D hereto, each electronic road show, if any, and any other written communications approved in writing in advance by the Corporation and the Co-Lead Underwriters;

(h) as of the date hereof and as of the Closing Date, the sale of the Offered Shares by such Selling Shareholder is not and will not be prompted by any material non-public information in respect of the Corporation;

(i) except as previously disclosed to the Co-Lead Underwriters, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA; and

(j) with respect to the Canadian Selling Shareholders, each such Canadian Selling Shareholder is not a non-resident of Canada for the purposes of the Tax Act and each Selling Shareholder other than a Canadian Selling Shareholder represents that the Offered Shares do not constitute “taxable Canadian property” within the meaning of the Tax Act.

Section 8.2 Except for the sale of the Offered Shares as contemplated by this Agreement, during the Lock-up Period (as such period may be extended pursuant to Section 7.2 hereof), each Selling Shareholder will not, without the prior written consent of the Co-Lead Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any financial instruments or securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by such Selling Shareholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any such offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any Common Shares or any financial instrument or security convertible into or exercisable or exchangeable for Common Shares; provided that nothing herein shall prevent or restrict a Selling Shareholder from transferring Common Shares to a charitable fund or charitable foundation controlled by such Selling Shareholder, provided such charitable fund or charitable foundation shall adhere to the restrictions on transfer set forth in this Section 8.2 as if a party to this Agreement.

Each Selling Shareholder will deliver to the Co-Lead Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable, together with all required attachments to such forms, in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

ARTICLE IX

Closing

Section 9.1 The closing of the purchase and sale of any Firm Shares shall take place at the Closing Time at the offices of Osler, Hoskin & Harcourt LLP in Ottawa, Ontario or at such other time and place as may be agreed upon in writing by the Corporation, the Selling Shareholders and the Co-Lead Underwriters.

Section 9.2 The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Co-Lead Underwriters, on behalf of the Underwriters, to the Corporation and the Selling Shareholders of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. The closing of the purchase and sale of any Option Shares shall be completed at the offices of Osler, Hoskin & Harcourt LLP in Ottawa, Ontario or at such other time and place as may be agreed upon in writing by the Corporation, the Selling Shareholders and the Co-Lead Underwriters. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date.

Section 9.3 At the Closing Time, the Selling Shareholders shall deliver to CDS Clearing and Depository Services Inc. (“CDS”), on behalf of the Underwriters, a certificate or certificates representing the Firm Shares registered in the name of “CDS & Co.” or in such other name or names as the Co-Lead Underwriters may notify the Selling Shareholders not less than one business day before the Closing Date. The Co-Lead Underwriters, on behalf of the Underwriters, shall furnish to CDS not less than one business day before the Closing Date, a breakdown of the number of Firm Shares to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Firm Shares are to be allocated in the book-based system. The delivery of the certificate or certificates to CDS shall be made against payment by the Underwriters to the Selling Shareholders of the aggregate purchase price for the Firm Shares by wire transfer in immediately available funds.

Section 9.4 At the Closing Time, the Selling Shareholders shall pay the Underwriting Fee to the Underwriters by wire transfer in immediately available funds as is agreed with the Underwriters.

ARTICLE X

Conditions Precedent

Section 10.1 The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Corporation, and the Selling Shareholders covenant to exercise all reasonable commercial efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time. If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have. At the Closing Time:

(a) the Underwriters shall have received a certificate of the Corporation, dated the Closing Date, signed on behalf of the Corporation by its Chief Executive Officer & President and its Chief Financial Officer, or by such other senior officers satisfactory to the Underwriters, certifying that:

(i) the Corporation has complied with and satisfied in all material respects, all covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii) the representations and warranties of the Corporation contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date;

(iii) no event of a nature referred to in Section 11.1(a), (b) or (c) hereof has occurred since the date of this Agreement or to the knowledge of such officers is pending, contemplated or threatened (excluding in the case of Section 11.1(b) hereof any requirement of an Underwriter to make a determination as to whether or not any event or change has, in the Underwriter’s opinion, had or would have the effect specified therein); and

(iv) there has been no adverse material change in the condition, financial or otherwise, or the earnings, operations, assets, liabilities, share capital, business affairs or business prospects of the Corporation and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, from that disclosed in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus or any Prospectus Amendment, and the Underwriters shall have no knowledge to the contrary;

(b) the Underwriters shall have received a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Co-Lead Underwriters, dated the Closing Date, certifying that:

(i) such Selling Shareholder has complied with and satisfied in all material respects, all covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time; and

(ii) such representations and warranties of each Selling Shareholder contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date;

(c) the Underwriters shall have received a comfort letter of each of the Corporation’s auditors and Aastra’s auditors, in each case, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters of such auditors referred to in Section 3.1(e) hereof forward to the Closing Time, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the Closing Date;

(d) the Underwriters shall have received legal opinions, dated the Closing Date from Osler, Hoskin and Harcourt LLP, Canadian counsel for the Corporation, to the effect set forth in Annex A hereto, from Osler, Hoskin and Harcourt LLP, U.S. counsel for the Corporation, to the effect set forth in Annex B hereto, from McCarthy Tétrault LLP, Canadian counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in Canada, the Canadian Final Prospectus and other related matters as the Underwriters may reasonably require, and from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in the United States, the Registration Statement, the Disclosure Package, the U.S. Final Prospectus and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Corporation and that Canadian counsel for the Underwriters and Canadian counsel for the Corporation may rely upon the opinions of local counsel in the Provinces and Territories as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Corporation, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(e) the Underwriters shall have received legal opinions of Osler, Hoskin and Harcourt LLP, Canadian counsel for the Selling Shareholders, dated as of the Closing Date and addressed to the Underwriters, a form of which is set forth in Annex C hereto, and of Shearman & Sterling LLP, U.S. counsel to the Selling Shareholders, dated as of the Closing Date and addressed to the Underwriters, a form of which is set forth in Annex C hereto; the Underwriters shall also have received a legal opinion of Arendt & Medernach, local counsel for certain Selling Shareholders, dated as of the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Co-Lead Underwriters;

(f) the Underwriters shall have received written confirmation from the Corporation’s registrar and transfer agent of the number of Common Shares issued and outstanding as of the day immediately prior to the Closing Date;

(g) FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements or transactions, contemplated hereby which remain unresolved;

(h) the Underwriters shall have received such further certificates and documents as the Co-Lead Underwriters may reasonably request; and

(i) the Underwriters shall have received from each Selling Shareholder prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable, together with all required attachments to such forms, in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

Each of (i) the certificate of the Corporation in the form set forth in Section 10.01(a), (ii) the comfort letters of the Corporation’s auditors and Aastra’s auditors as required by Section 10.01(c), and (iii) the legal opinions from Osler, Hoskin and Harcourt LLP, Canadian counsel to the Corporation, and Osler, Hoskin and Harcourt LLP, U.S. counsel to the Corporation, as required by Section 10.01(d), shall also be addressed to the Selling Shareholders and a copy of each of the foregoing shall be furnished to the Selling Shareholders at the Closing Time.

ARTICLE XI

Termination

Section 11.1 In addition to any other remedies which may be available to the Underwriters, each Underwriter shall be entitled, at such Underwriter’s sole option, to terminate and cancel, without any liability on such Underwriter’s part, its obligations under this Agreement if, at any time prior to the Closing Time:

(a) any inquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced, announced or threatened or any order is made by any securities commission, the Toronto Stock Exchange, the Nasdaq Global Market or any other federal, provincial, state or other governmental authority (other than any proceeding or order based on alleged activities of the Underwriters), which, in the opinion of such Underwriter, operates or would reasonably be expected to operate to prevent, or materially suspend, hinder, delay or restrict, or otherwise materially adversely affect the distribution of or the trading in the Offered Shares or which, in the opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Offered Shares;

(b) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including any natural catastrophe) or any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism or similar event or any governmental action, change of applicable law or regulation (or the interpretation or administration thereof), which, in the opinion of such Underwriter, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation and its subsidiaries (taken as a whole);

(c) there should occur or be announced by the Corporation any material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital or a change in any material fact, whether or not in the ordinary course, or there is discovered any previously undisclosed material change or material fact, which has or, in the opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the business, operations, affairs or capital of the Corporation and its subsidiaries (taken as a whole) or a significant adverse effect on the market price or value of the Offered Shares;

(d) there is announced any change or proposed change of law or the interpretation or administration thereof by any Securities Commission, the SEC or by any other competent authority, and such change would, in the opinion of such Underwriter, after consultation with the Corporation, be expected to have a significant adverse effect on the market price, value or marketability of the Offered Shares.

In addition and without limiting the foregoing, all representations, warranties, covenants and other terms of this Agreement by the Corporation and the Selling Shareholders shall be deemed to be conditions, and any breach of or failure to comply with any of them which in the opinion of an Underwriter materially and adversely affects the sale or distribution by it of the Offered Shares will entitle such Underwriter at any time prior to the Closing Time to terminate its obligation to purchase the Common Shares or Option Shares, as applicable.

The rights of termination contained in this Section 11.1 may be exercised by any Underwriter giving written notice thereof to the Corporation, the Selling Shareholders and CIBC World Markets Inc. and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation or the Selling Shareholders in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any termination pursuant to this Section 11.1, there shall be no further liability or obligation under this Agreement, either on the part of the Underwriters to the Corporation or the Selling Shareholders, or on the part of the Corporation or the Selling Shareholders to the Underwriters, except in respect of any liability or obligation under Article 12 or Article 13 hereof, which will remain in full force and effect.

ARTICLE XII

Indemnification and Contribution

Section 12.1 The Corporation shall indemnify and hold harmless each of the Underwriters and the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees and each person who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Offered Shares), costs, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such liability, claim, demand, or loss) in any way caused by or arising directly or indirectly from or in consequence of:

(a) any information or statement in the Canadian Prospectuses, the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the U.S. Prospectuses or in any other document incorporated therein by reference being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information required to be stated therein or necessary to make any of the statements therein not misleading in the light of the circumstances in which they were made;

(b) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the U.S. Prospectuses, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) any order made or any inquiry, investigation or proceeding commenced or threatened by any securities, regulatory or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Public Record, preventing or restricting the trading in or the distribution of the Offered Shares or any of them in any of the Provinces and Territories or in the United States;

(d) the Corporation not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein; and

(e) any breach of, default under or non-compliance by the Corporation with any representation, warranty, term or condition of this Agreement;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Underwriters Information.

Section 12.2 Each of the Selling Shareholders, severally and not jointly agrees to indemnify and hold harmless each of the Underwriters and the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees and each person who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, in the same manner and to the same extent as the foregoing indemnity from the Corporation set forth in Section 12.1 above, in each case only insofar as such liabilities, claims, demands, losses, costs, damages and expenses arise out of, or are based upon, (i) with respect to the matters described in Section 12.1(a), (b) and (c), only the Selling Shareholders Information relating to such Selling Shareholder, (ii) such Selling Shareholder not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein, or (iii) any breach of, default under or non-compliance by such Selling Shareholder with any representation, warranty, term or condition of this Agreement; provided, however that the liability under (i) above and under Sections 8.1(e), (f) and (h) of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts to such Selling Shareholder from the sale of Offered Shares sold by such Selling Shareholder hereunder (with respect to such Selling Shareholder, the “Selling Shareholder Amount”). Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each of the Underwriters and the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees and each person who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act from any liabilities, claims, demands, losses, costs, damages and expenses incurred in respect of taxes (other than income, franchise, branch profits or any other similar tax) on the commission, fees or other amounts payable to the Underwriters by such Selling Shareholder in connection with the services provided hereunder.

The provisions of this Section shall not affect any agreement among the Corporation and the Selling Shareholders, if any, with respect to indemnification.

Section 12.3 As used in this Article 12, (i) “Indemnified Party” means a person seeking indemnity or making a claim for indemnification under Section 12.1 or Section 12.2, as applicable, and “Indemnified Parties” means each of them, and (ii) “Indemnifying Party” means the applicable person or persons against whom such indemnity may be sought.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 12.1 or Section 12.2 hereof is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, each Indemnifying Party shall contribute to the aggregate amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party or Indemnified Parties as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Selling Shareholders on the one hand and by the Underwriters on the other hand from the distribution of the Offered Shares; or

(b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Corporation and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the matters or things referred to in Section 12.1 or Section 12.2 hereof which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations; provided however, that with respect to any liabilities, claims, demands, losses, costs, damages or expenses arising out of, or based upon the matters described in Section 12.2(i) and any breach of Section 8.1(e), (f) or (h), no Selling Shareholder shall be required to contribute in the aggregate under this Agreement any amount in excess of the Selling Shareholder Amount received by such Selling Shareholder from the sale of Offered Shares sold by such Selling Shareholder hereunder, provided further, that no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received.

The relative benefits received by the Corporation and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same ratio as the total net proceeds from the distribution of the Offered Shares (before deducting expenses) received by the Corporation and the Selling Shareholders is to the Underwriting Fee received by the Underwriters.

The relative fault of the Corporation and the Selling Shareholders on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 12.1 or Section 12.2 hereof which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Corporation or the Selling Shareholders (including indirectly as aforesaid) or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 12.1 or Section 12.2 hereof.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12.3 were determined by any method of allocation which does not take into account the equitable considerations referred to above in this Section 12.3. Notwithstanding the provisions of this Section 12.3, no person determined by a court of competent jurisdiction in a final non-appealable judgment to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not so determined to be guilty of such fraudulent misrepresentation.

The provisions of this Section shall not affect any agreement among the Corporation and the Selling Shareholders with respect to contribution.

Section 12.4 If any matter or thing contemplated by this Article 12 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Indemnifying Party and the other parties to this Agreement of the nature of such claim (provided that any failure to so notify the Indemnifying Party or any such other party promptly shall relieve the Indemnifying Party or such other party, as applicable, of liability under this Article 12 only to the extent that such failure prejudices the Indemnifying Party’s or such other party’s ability to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any other Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include the Indemnified Party as well as the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party and that representation of the Indemnified Party by counsel to the Indemnifying Party is inadvisable as a result of the potential or actual conflicts of interest of those represented (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Parties (other than local counsel).

It is the intention of the Corporation and the Selling Shareholders to constitute each of the Underwriters as trustees, for the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees, and each person who controls any Underwriter of the covenants of the Corporation under Sections 12.1 and 12.2 hereof with respect to the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees, and each person who controls any Underwriter, and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

Section 12.5 The Corporation and the Selling Shareholders agree that in case any legal proceedings or investigation shall be brought against or initiated against it by any governmental commission, regulatory authority, exchange, court or other authority and an Indemnified Person or other representative of any of the Underwriters shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Corporation or the Selling Shareholders, as applicable, by one or more of the Underwriters in connection with the sale of the Offered Shares, the Corporation and each Selling Shareholder, as applicable, agrees to pay the Underwriter the reasonable costs and out-of-pocket expenses in connection therewith.

Section 12.6 The rights provided in this Article 12 shall be in addition to and not in derogation of any other right which the Underwriters, the Selling Shareholders or the Corporation may have by statute or otherwise at law.

ARTICLE XIII

Expenses

Section 13.1 If the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Offered Shares shall be borne by the Corporation, including, without limitation, expenses payable in connection with the qualification of the Offered Shares for distribution in the Provinces and Territories and in the United States; the preparation, printing, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; if applicable, any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); the travel, transportation and other expenses in connection with presentations to prospective purchasers of the Offered Shares; all other costs and expenses of the Corporation and its representatives incident to the performance by the Corporation of its obligations hereunder; the fees and expenses of counsel and auditors for the Corporation and Aastra; listing fees; and all costs incurred in connection with the preparation, translation, printing, filing and delivery of the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses and any Issuer Free Writing Prospectus, excepting Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters, provided, however that the Selling Shareholders will pay the Underwriters’ discounts and commission. The Underwriters’ reasonable out-of-pocket expenses and fees and expenses of counsel for the Underwriters shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Corporation for all of the reasonable fees and expenses incurred by the Underwriters (including the reasonable fees and expenses of their counsel) if the sale of the Offered Shares as contemplated herein is not completed other than by reason of default by any of the Underwriters or if this Agreement is terminated pursuant to Sections 11.1(b) or (d).

The provisions of this Section shall not affect any agreement that the Corporation and the Selling Shareholders may make for the sharing of such costs and expenses.

ARTICLE XIV

Several Obligations

Section 14.1 The Underwriters’ obligations to purchase the Firm Shares at the Closing Time shall be several and not joint and the Underwriters’ respective obligations in this respect shall be in the following percentages of the Firm Shares to be purchased at that time:

CIBC World Markets Inc.	35.0%
Cormark Securities Inc.	30.0%
Canaccord Genuity Corp.	12.5%
RBC Dominion Securities Inc.	12.5%
TD Securities Inc.	10.0%

100%

Subject to Section 14.2, no Underwriter shall be obligated to take up and pay for any of the Firm Shares to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Firm Shares set out opposite their name above.

Section 14.2 If any one or more of the Underwriters fails to purchase its or their applicable percentage of the Firm Shares at the Closing Time, and if the aggregate number of Firm Shares not purchased is:

(a) less than or equal to 10% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then each of the other Underwriters shall be obligated to purchase severally the Firm Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves; and

(b) greater than 10% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then the remaining Underwriters shall not be obligated to purchase such Firm Shares, however, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a pro rata basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Firm Shares which would otherwise have been purchased by the defaulting Underwriter or Underwriters;

and the remaining Underwriters shall also have the right, by notice in writing to the Corporation, to postpone the Closing Time for a period not exceeding two business days.

Section 14.3 In the event that the right to purchase under Section 14.2(b) above is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Selling Shareholders and the Corporation on submission to the Selling Shareholders and the Corporation of reasonable evidence of its or their ability and willingness to fulfill its or their obligations hereunder at the Closing Time.

Section 14.4 Nothing in this Article 14 shall obligate the Selling Shareholders to sell to any or all of the Underwriters less than all of the Firm Shares or shall relieve any of the Underwriters in default hereunder from liability to the Corporation or the Selling Shareholders or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Corporation or any Selling Shareholder of its obligations under this Agreement, there shall be no further liability on the part of the Corporation or any Selling Shareholder to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under Article 12 or Article 13 hereof.

ARTICLE XV

Co-Lead Underwriters

Section 15.1 All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Article 11, Article 12 and Article 14 hereof may be taken by the Co-Lead Underwriters on the Underwriters’ behalf, and this Agreement is the Corporation’s and the Selling Shareholder’s authority for dealing solely with, and accepting notification from, the Co-Lead Underwriters with respect to any such steps on their behalf. Other than as set forth in this Section 15.1, no action by any Underwriter shall be binding on any other Underwriter.

ARTICLE XVI

Notices

Section 16.1 Any notices or other communication to be given hereunder shall:

(a) in the case of notice to the Corporation, be addressed to the attention of the Chief Financial Officer, with a copy to the attention of the Corporate Secretary, at the address on page 1 hereof (facsimile: (613) 592-7807); and

in each case with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

340 Albert Street, Suite 1900

Ottawa, Ontario K1R 7Y6

Attention: Craig Wright

Email: cwright@osler.com

- and to –

Osler, Hoskin & Harcourt LLP

620 8th Avenue, 36th Floor

New York, NY 10018

Attention: Rob Lando

Email: rlando@osler.com

(b) in the case of notice to the Underwriters, be addressed as follows:

CIBC World Markets Inc.

161 Bay Street, 6th Floor

Toronto, Ontario M5J 258

Attention: Ryan Voegeli

Cormark Securities Inc.

200 Bay St., Suite 2800

Toronto, Ontario M5J 2J2

Attention: Marwan Kubursi

in each case with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP

66 Wellington Street West, Suite 5300

Toronto, Ontario M5K 1E6

Attention: Wendi Locke

Email: wlocke@mccarthy.ca

– and to –

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West, Suite 3100

Toronto, Ontario M5K 1J3

Attention: Adam M. Givertz

Email: agivertz@paulweiss.com

(c) in the case of notice to the Selling Shareholders, be addressed as follows:

(i) if to Arsenal Holdco I, S.a.r.l. or Arsenal Holdco II, S.a.r.l.

c/o 412F, route d’Esch

L-1030 Luxembourg

with copies to:

Francisco Partners II, L.P.

One Letterman Drive

Building C – Suite 410

San Francisco, California 94129

Attention: Ben Ball

Facsimile: (415) 418-2900

E-mail: ball@franciscopartners.com

(ii) if to Kanata Research Park Corporation:

c/o 350 Leggett Drive,

Kanata, Ontario

K2K 2W7

Attention: Dr. T. H. Matthews and Paul Chiarelli

Facsimile: (613) 271-9810

(iii) if to Shen Capital Corporation:

346 Riverview Drive

North York, Ontario

M4N 3E1

Attention: Francis Shen

in each case with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

1 First Canadian Place, Suite 6100

Toronto, Ontario M5X 1B8

Attention: J. Mark DesLauriers

Facsimile: (416) 862-6666

– and to –

Shearman & Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, California 94111

Attention: Michael J. Kennedy

Facsimile: (415) 616-1199

E-mail: mkennedy@shearman.com

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee shall be given by facsimile, and shall be deemed to be given at the time faxed or delivered, if faxed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located). Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.

ARTICLE XVII

Miscellaneous

Section 17.1 The representations, warranties and covenants contained in this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Offered Shares.

Section 17.2 Time shall be of the essence of this Agreement.

Section 17.3 This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original but which together shall constitute one and the same agreement. A signed counterpart of this Agreement provided by way of facsimile or other electronic transmission shall be as binding upon the parties as an originally signed counterpart.

Section 17.4 If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

Section 17.5 The Corporation and each Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Offered Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Shareholder and the Corporation, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation or any Selling Shareholder on other matters) or any other obligation to the Corporation or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Corporation and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Corporation and each Selling Shareholder agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation or any Selling Shareholder, in connection with such transaction or the process leading thereto.

Section 17.6 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Section 17.7 The terms and conditions of this Agreement supersede any previous oral or written agreement, including the Bid Letter dated May 13, 2014, between the Underwriters (or any of them) and the Corporation or any Selling Shareholder with respect to the subject matter hereof.

Section 17.8 Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purposes of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

Section 17.9 CIBC World Markets Inc. and TD Securities Inc., (collectively the “TMX Group Underwriters”), the Corporation and the Selling Shareholders confirm and acknowledge that the TMX Group Underwriters or their affiliates thereof owns or controls an equity interest in TMX Group Limited (“TMX”) and have a nominee director(s) serving on TMX’s board of directors. As such, the TMX Group Underwriters may be regarded as having economic interests in the trading of securities on an exchange owned or operated by TMX, including the Toronto Stock Exchange, TSX Venture Exchange and Alpha Exchange. The TMX Group Underwriters, the Corporation and the Selling Shareholders further confirm and acknowledge that the TMX Group Underwriters did not and do not require that the Corporation or the Selling Shareholders obtain any products or services from TMX or any of its affiliates as a condition of the TMX Group Underwriters supplying or continuing to supply any product or service.

If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copy of this letter to the Co-Lead Underwriters. Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Corporation and the Selling Shareholders of the Common Shares on the terms set out herein. Delivery of a signed counterpart hereof by means of facsimile or electronic mail shall be as effective as delivery of an originally signed counterpart.

CIBC World Markets Inc.

Per:	/s/ Ryan Voegeli

Cormark Securities Inc.

Per:	/s/ Marwan Kubursi

Canaccord Genuity Corp.

Per:	/s/ Benjamin Gibson

RBC Dominion Securities Inc.

Per:	/s/ James McKenna

TD Securities Inc.

Per:	/s/ Ryan D’Silva

Accepted and agreed to on May 14, 2014.

MITEL NETWORKS CORPORATION

Per:	/s/ Richard McBee

By:	Richard McBee, Chief Executive Officer

Per:	/s/ Steven E. Spooner

By:	Steven E. Spooner, Chief Financial Officer

ARSENAL HOLDCO I, S.A.R.L.

By:	/s/ Benjamin A. Ball
Name:	Benjamin A. Ball

ARSENAL HOLDCO II, S.A.R.L.

By:	/s/ Benjamin A. Ball
Name:	Benjamin A. Ball

KANATA RESEARCH PARK CORPORATION

By:	/s/ Paul Chiarelli
Name:	Paul Chiarelli
Title:	Chief Executive Officer

SHEN CAPITAL CORPORATION

By:	/s/ Francis Shen
Name:	Francis Shen
Title:	Chief Executive Officer

Schedule 1

Selling Shareholders	Number of Firm Shares to be Sold	Number of Option Shares to be Sold
Arsenal Holdco I, S.a.r.l.	2,959,760	363,834
Arsenal Holdco II, S.a.r.l.	1,140,240	140,166
Kanata Research Park Corporation	2,300,000	431,000
Shen Capital Corporation	1,000,000	175,000

Total	7,400,000	1,110,000

ANNEX A

ANNEX B

ANNEX C

ANNEX D

(term sheet)